Exhibit 23
Consent of Independent Registered Public Accounting Firm
We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 33-47014) of Merchants Group, Inc. of our report dated March 30, 2006, relating to the consolidated financial statements and financial statement schedules, which appears in this Form 10-K.

PricewaterhouseCoopers LLP
Buffalo, NY
March 31, 2006